EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of O2Diesel Corporation (the “Company”) on Form 10-QSB for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Alan Rae, Chief Executive Officer of the Company and I, David H. Shipman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 15, 2006

By: Name:	/s/ Alan Rae Alan Rae	By: Name:	/s/ David H. Shipman David H. Shipman
Title:	Chief Executive Officer	Title:	Principal Financial and Accounting Officer
(Principal Executive Officer)
This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.
A signed original of this written statement required by Section 906 has been provided to O2Diesel Corporation and will be retained by O2Diesel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Created by 10KWizard www.10KWizard.com